SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 12, 2008
Date of Report (Date of earliest event reported)

BIOFIELD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-27848	13-3703450
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Walnut Street, 3 rd Floor
Philadelphia, PA 19102
 (Address of principal executive offices)

(215) 972-1717
(Registrant’s telephone number, including area code)

_______________________
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On September 12, 2008, the registrant’s board of directors approved Employment Agreements with Shepard G. Bentley, the registrant’s new Chief Executive Officer, Steven M. Waszak, the registrant’s new Chief Financial Officer, and Shiva Sharareh, PhD, the registrant’s new Chief Technology Officer.

Under the terms of his Employment Agreement, Bentley will serve as our Chief Executive Officer for a period of three years. During his term of employment, he will earn a base salary of $300,000 per year.  In addition to base salary, he may be paid an annual bonus as our Compensation Committee determines in its sole discretion. He will be entitled to participate in and be covered under all welfare benefit plans or programs maintained for executive officers. Bentley is also entitled to receive 2,500,000 restricted shares of the registrant’s common stock.

Under the terms of his Employment Agreement, Waszak will serve as our Chief Financial Officer for a period of three years. During his term of employment, he will earn a base salary of $250,000 per year.  In addition to base salary, he may be paid an annual bonus as our Compensation Committee determines in its sole discretion. he will be entitled to participate in and be covered under all welfare benefit plans or programs maintained for executive officers. Waczak is also entitled to receive 2,000,000 restricted shares of the registrant’s common stock.

Under the terms of her Employment Agreement, Dr. Sharareh will serve as our Chief Technology Officer for a period of three years. During her term of employment, she will earn a base salary of $220,000 per year and a one time payment of Fifty Thousand U.S. Dollars ($50,000) payable at ninety days and another one time payment of  Fifty Thousand U.S. Dollars ($50,000) payable at one hundred and eighty days, as two equal parts of a deferred signing bonus.  In addition to base salary, she may be paid an annual bonus as our Compensation Committee determines in its sole discretion. She will be entitled to participate in and be covered under all welfare benefit plans or programs maintained for executive officers. Dr. Sharareh is also entitled to receive 2,000,000 restricted shares of the registrant’s common stock.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2008, the registrant’s board of directors appointed Shepard G. Bentley, as Chief Executive Officer, Steven M. Waszak, as Chief Financial Officer, and Shiva Sharareh, PhD, as Chief Technology Officer.

On September 5, 2008, David Bruce Hong was appointed as a director of the Company to fill a vacancy on the board.  Mr. Hong’s experience is reported in an 8-K filed September 9, 2008.

Shepard G. Bentley, R.A.C.

Shepard (“Shep”) Bentley started in industry in 1984 as a Research Technician at the Hospital Corporation of America, Inc. Later in 1988, he joined Kendall-McGaw Laboratories, Inc. in production management for ethical and non-parenteral drugs supporting intravascular medicine. In 1993, he founded and managed Rising Star, Inc. as its CEO for the purpose of producing high quality instrumentation. He sold his business and joined Comarco Wireless Technologies as a director in 1999. In 2001, he formed Medical Quality Systems, providing the life sciences industry with regulatory expertise. Simultaneously, he served as Volcano Therapeutics’ Director of Quality. Shortly after 9/11, Shep was called back to active duty in the Marines. He returned from Iraq in 2003, left active duty in 2004, and retired as a Lieutenant Colonel in 2005. Upon his return, Shep formed Synergy Biomedical, LLC, serving as its President in collaboration with Washington, D.C. – based Synergy, Inc. to provide biomedical regulatory expertise to the device and pharmaceutical industry of Southern California. After the acquisition of Synergy by ICF International, Inc., Shep spun off to form and manage Bentley Biomedical Consulting, LLC, in June 2006. He has also founded Contract Medical Device Services, Inc., serving as its President, to enable prototyping and pre-production of medical product concepts. Shep Bentley obtained his bachelor’s degree from The University of The South, and performed his advanced studies at Johannes Gutenberg University in Mainz, Germany. He is active with the Orange County Technology Alliance Network (OCTANe). Furthermore, he is an active member of the International Society of Quality of Life Research, the Association for the Advancement of Medical Instrumentation, and he holds the Regulatory Affairs Certification (RAC). He maintains a Top Secret security clearance, and speaks a number of languages.

Steven Waszak

Prior to joining the registrant, Mr. Waszak served as Chief Financial Officer and Chief Operating Officer of Zetera Corporation; Irvine, CA from 2005.  Zetera Corporation is a developer of networked storage, for the home, office, and business computing markets.  Prior to joining Zetera Corporation, Mr. Waszak was VP Sales Operations, Ciena Corporation, Linthicum, MD during 2004 and 2005.  Ciena Corporation is a global supplier of networking communications software and equipment.  Prior to joining Ciena Corporation, Mr. Waszak was Chief Financial Officer and Chief Operating Officer, Internet Photonics; Shrewsbury, New Jersey from 2001 until it was sold to Ciena Corporation in 2004.  Internet Photonics was a Bell Labs/Lucent spin-off, and a leading supplier of carrier-grade optical Ethernet transport solutions and intelligent wavelength platforms enabling network operators to sell high bandwidth services.  Mr. Waszak served on the Board of Directors of SMTEK International; Los Angeles, CA from 2001 – 2004, where he was chairman of audit committee and compensation committee and played a pivotal role in negotiating the company sale to CTS Corporation.  Mr. Waszak earned a BS in Accounting from Loyola Marymount University and has attended seminars at Northwestern Kellogg Graduate School of Business and Harvard Business School.

Shiva Sharareh, PhD

Prior to joining the registrant, Dr. Sharareh was founder of Finite Medical Inc., Laguna Niguel, California, from June 2007; Vice President of Product Development & Operations, Neuromed Devices Inc, Laguna Niguel, California, from July 2007; and Vice President of Product Development, Vertech Inc., Laguna Niguel, California, from June 2008.  Finite Medical Inc. is a consulting company that focuses in early stage product development and Animal/Clinical Feasibility conformation of electromechanical disposable devices.  At Nuromed, Dr. Sharareh developed a conceptual design of oral herpes, genital herpes, and clinical depression devices based on neuromodulation technology.  At Vertech, Dr. Sharareh developed a conceptual design and prototype of a therapeutic delivery spinal catheter.  From November 2007 until June 2008, Dr. Sharareh was Sr. Director, Device Development at Interface Associates, Inc. of Laguna Niguel, California.  Interface Associates helps start up companies bring next generation conceptual ideas to validation stage and market launch.  From April 2003 until June 2007, Dr. Sharareh held various positions at Biosense Webster, a Johnson & Johnson Company, Diamond Bar, California.  At the time of her resignation, she was Director, Advanced Technology and Clinical Feasibility.  Dr. Sharareh holds a PhD from University of British Columbia; a MS in Chemical Engineering, University of New Mexico; and a BS in Chemical Engineering, University of New Mexico, Albuquerque, New Mexico.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 15, 2008                                                                                                                                                                 BIOFIELD CORP.

By:	/s/ David Bruce Hong

Name: David Bruce Hong Title: President